As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GRANT PRIDECO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0312499 (I.R.S. Employer Identification No.)
400 NORTH SAM HOUSTON PKWY EAST, SUITE 900
HOUSTON, TEXAS 77060
(281) 878-8000
(Address of Principal Executive Offices)
Grant Prideco, Inc.
2006 Long-Term Incentive Plan
(Full title of the plan)
Philip A. Choyce
Vice President and General Counsel
Grant Prideco, Inc.
400 North Sam Houston Pkwy East, Suite 900
Houston, Texas 77060
(Name and address of agent for service)
(281) 878-8000
(Telephone number, including area code, of agent for service )
With Copy to:
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
(713) 651-5151
Attention: Roger K. Harris
Calculation of Registration Fee

Title of securities to be	Amount to be registered	Proposed maximum offering	Proposed maximum	Amount of
registered	(2)(3)	price per share (1)	aggregate offering price (1)	registration fee
Common Stock, par value $.01 per share	3,500,000 shares	$ 48.125	$ 168,437,500	$ 5,171.04

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of such security on March 28, 2007, as reported by the New York Stock Exchange, Inc.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents which have been filed with the Securities and Exchange Commission (the “Commission”) by Grant Prideco, Inc., a Delaware corporation (the “Company”), are incorporated herein by reference and made a part hereof:
     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 1, 2007; and
     (b) The description of the Common Stock contained in the Company’s Registration Statement No. 333-102630, filed with the Commission on January 21, 2003, as amended on February 19, 2003.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Officers and Directors.
     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation provides that the Company’s directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.
     Under Section 145 of the Delaware General Corporation Law and the Company’s bylaws, as restated, the Company is obligated to indemnify its present and former directors and officers and may indemnify other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if the person to whom indemnity is granted acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

     Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors’ and officers’ liability policy for such purposes.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

2.1	–	Distribution Agreement, dated as of March 22, 2000, between Weatherford and Grant Prideco, Inc. (incorporated by Reference to Exhibit 2.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).

2.2	–	Purchase Agreement, dated as of October 25, 2002, among Grant Prideco, Inc., as purchaser, and Schlumberger Technology Corporation, as seller, (incorporated by reference to Exhibit 2.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 001-15423, filed on October 28, 2002).

3.1	–	Restated Certificate of Incorporation of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).

3.2	–	Restated Bylaws of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.2 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.1	–	Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.6 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).

4.2	–	Grant Prideco, Inc. 2000 Employee Stock Option and Stock Plan (incorporated by reference toExhibit 10.5 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.3	–	Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.9 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.4	–	Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.8 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.5	–	Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.10 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.6	–	Grant Prideco, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.11 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.7	–	Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15423).

4.8	–	Indenture relating to the 6 1/8% Senior Notes due 2015, dated as of July 27, 2005, among Grant Prideco, Inc., certain subsidiary guarantors and Wells Fargo Bank, N.A., as Trustee (including form of note) (incorporated by reference to Exhibit 4.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on July 29, 2005).

4.9	–	Registration Rights Agreement relating to the 61/8% Senior Notes due 2015, dated as of July 27, 2005, among Grant Prideco, Inc., certain subsidiary guarantors and Banc of America Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on July 29, 2005).

4.10	–	Amended and Restated Credit Agreement, dated as of August 31, 2006, among Grant Prideco, Inc., certain subsidiaries of Grant Prideco, Inc. party thereto, each lender from time to time party thereto, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on September 6, 2006).

4.11	–	Employee Stock Purchase Plan (incorporate by reference to Exhibit 4.21 of Grant Prideco’s Annual Report on Form 10K for the year ended December 31, 2003, File No. 1-15423).

4.12	–	Form of Executive Restricted-Stock Agreement (with tandem tax rights incorporated by reference to Exhibit 4.21 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.13	–	Form of Executive Restricted-Stock Agreement (incorporated by reference to Exhibit 4.22 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.14	–	Form of Executive Stock Option Agreement (with accelerated vesting upon termination incorporated by reference to Exhibit 4.23 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.15	–	Form of Executive Stock Option Agreement (without accelerated vesting upon termination incorporated by reference to Exhibit 4.24 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.16	–	Grant Prideco 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Grant Prideco’s Current Report on Form 10-K, File No. 1-5423, filed on May 11, 2006)

5.1*	–	Opinion of Philip A. Choyce.

21.1	–	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Grant Prideco’s Annual Report on Form 10K for the year ended December 31, 2003, File No. 1-15423).

23.1*	–	Consent of Deloitte & Touche LLP.

23.2*	–	Consent of Ernst & Young LLP.

24.1*	–	Powers of Attorney (included in Part II of the signature page to this Registration Statement)

* Filed herewith.
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on March 29, 2007.

GRANT PRIDECO, INC.

By:	/s/ Michael McShane

Michael McShane
Chief Executive Officer, President and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael McShane and Matthew Fitzgerald, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael McShane
Michael McShane	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	March 29, 2007

/s/ Matthew D. Fitzgerald
Matthew D. Fitzgerald	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	March 29, 2007

/s/ Greg L. Boane
Greg L. Boane	Vice President & Corporate Controller (Principal Accounting Officer)	March 29, 2007

	Director	March 29, 2007
/s/ David J. Butters
David J. Butters

	Director	March 29, 2007
/s/ Eliot M. Fried

Eliot M. Fried

	Director	March 29, 2007
/s/ Dennis R. Hendrix

Dennis R. Hendrix

Signature	Title	Date

/s/ Harold E. Layman	Director	March 29, 2007

Harold E. Layman

/s/ Sheldon B. Lubar	Director	March 29, 2007

Sheldon B. Lubar

/s/ Robert K. Moses, Jr.	Director	March 29, 2007

Robert K. Moses, Jr.

/s/ Joseph E. Reid	Director	March 29, 2007

Joseph E. Reid

/s/ David A. Trice	Director	March 29, 2007

David A. Trice

EXHIBIT INDEX

Exhibit Number		Description
2.1	–	Distribution Agreement, dated as of March 22, 2000, between Weatherford and Grant Prideco, Inc. (incorporated by Reference to Exhibit 2.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).

2.2	–	Purchase Agreement, dated as of October 25, 2002, among Grant Prideco, Inc., as purchaser, and Schlumberger Technology Corporation, as seller, (incorporated by reference to Exhibit 2.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, File No. 001-15423, filed on October 28, 2002).

3.1	–	Restated Certificate of Incorporation of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.1 to Grant Prideco, Inc.’s Registration Statement on Form S-3, Reg. No. 333-35272).

3.2	–	Restated Bylaws of Grant Prideco, Inc. (incorporated by reference to Exhibit 3.2 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.1	–	Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.6 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, File No. 1-15423).

4.2	–	Grant Prideco, Inc. 2000 Employee Stock Option and Stock Plan (incorporated by reference toExhibit 10.5 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.3	–	Grant Prideco, Inc. Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.9 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.4	–	Grant Prideco, Inc. Foreign Executive Deferred Compensation Plan (incorporated by reference to Exhibit 10.8 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.5	–	Grant Prideco, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.10 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.6	–	Grant Prideco, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 10.11 to Grant Prideco, Inc.’s Registration Statement on Form 10, File No. 1-15423, as amended).

4.7	–	Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 10.16 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-15423).

4.8	–	Indenture relating to the 61/8% Senior Notes due 2015, dated as of July 27, 2005, among Grant Prideco, Inc., certain subsidiary guarantors and Wells Fargo Bank, N.A., as Trustee (including form of note) (incorporated by reference to Exhibit 4.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on July 29, 2005).

4.9	–	Registration Rights Agreement relating to the 61/8% Senior Notes due 2015, dated as of July 27, 2005, among Grant Prideco, Inc., certain subsidiary guarantors and Banc of America Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on July 29, 2005).

Exhibit Number		Description
4.10	–	Amended and Restated Credit Agreement, dated as of August 31, 2006, among Grant Prideco, Inc., certain subsidiaries of Grant Prideco, Inc. party thereto, each lender from time to time party thereto, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.1 to Grant Prideco, Inc.’s Current Report on Form 8-K, filed on September 6, 2006).

4.11	–	Employee Stock Purchase Plan (incorporate by reference to Exhibit 4.21 of Grant Prideco’s Annual Report on Form 10K for the year ended December 31, 2003, File No. 1-15423).

4.12	–	Form of Executive Restricted-Stock Agreement (with tandem tax rights incorporated by reference to Exhibit 4.21 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.13	–	Form of Executive Restricted-Stock Agreement (incorporated by reference to Exhibit 4.22 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.14	–	Form of Executive Stock Option Agreement (with accelerated vesting upon termination incorporated by reference to Exhibit 4.23 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.15	–	Form of Executive Stock Option Agreement (without accelerated vesting upon termination incorporated by reference to Exhibit 4.24 to Grant Prideco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-5423).

4.16	–	Grant Prideco 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Grant Prideco’s Current Report on Form 10-K, File No. 1-5423, filed on May 11, 2006)

5.1*	–	Opinion of Philip A. Choyce.

21.1	–	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Grant Prideco’s Annual Report on Form 10K for the year ended December 31, 2003, File No. 1-15423).

23.1*	–	Consent of Deloitte & Touche LLP.

23.2*	–	Consent of Ernst & Young LLP.

24.1*	–	Powers of Attorney (included in Part II of the signature page to this Registration Statement)

* Filed herewith.